Exhibit 99.1

Exela Technologies, Inc. Reports Preliminary Third Quarter 2022 Results

Your publication date and time will appear here.| Source:Exela Technologies, Inc.

•	Revenue of $264 million, a decline of 5.4% from Q3 2021
•	Net loss of $85 million
•	Exela’s European business signed a deal to go public through a merger with CF Acquisition Corp. VIII based on a $220 million valuation.
•	Won $87M TCV(1) in Q3; record YTD in new business wins
•	Small-and-Medium-Sized Business (“SMB”) continues strong growth with DMR(2) customers growing 227% and DrySign® users growing 1,244% over Q3 2021
•	Gross margin and operating income improvements in place for 2023

Conference call scheduled for November 14, 2022 at 6:00 PM ET

IRVING, Texas, Nov. 14, 2022 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA, XELAP), a global business process automation (“BPA”) leader, announced today its financial results for the third quarter ended September 30, 2022.

“Since stepping into my current role over a year ago, we have completed many of the objectives laid out; however, our intrinsic value remains deeply discounted. Our business is positioned for operational leverage with conversion of the pipeline into contract wins, stable renewals, and significant operational improvements. In light of the macro environment, we are focused on converting actions into results,” said Par Chadha, Executive Chairman of Exela.

Third Quarter Business Highlights

1.	Exela’s European business signed a deal to go public through a merger with CF Acquisition Corp. VIII based on a $220 million valuation. Exela will be the majority owner of the merged public company
2.	Exela Technologies, Inc. subsidiaries owns $298M principal amount of the 2026 Senior Notes issued by Exela Intermediate, LLC
3.	Revenue lower by $15.2M due to network outage, currency translation, transition revenue(3) and tight job markets
4.	Strategic decision to adopt work from anywhere model is reaching inflection; approximately $40.5M in operational improvements estimated in 2023
5.	Won $87M TCV in Q3; record YTD in new business wins
6.	Digital Asset platforms DMR grew 227% and DrySign® 1,244% over Q3 2021
7.	Eliminated over $163M in liabilities due in 2022; Revolver and Appraisal Action payoff completed in Q3

Third Quarter Highlights

•	Revenue: Revenue for Q3 2022 was $264.0 million, a decline of 5.4% compared to $279.2 million in Q3 2021.
•	Revenue for the Information and Transaction Processing Solutions (“ITPS”) segment was $185.3 million, a decline of 11% year-over-year, primarily due to network outage impacting contracted revenues(4), currency translation, transition revenue and staffing shortages.
•	Healthcare Solutions revenue was $61.0 million, an increase of 13.0% year-over-year, led by continuing acceptance of our solutions and services.
•	Legal and Loss Prevention Services revenue was $17.8 million, an increase of 5.3% year-over-year.

Operating income/loss: Operating loss for Q3 2022 was $47.5 million, compared with operating income of $2.4 million in Q3 2021. The year over year change was due to the gross profit decline of $21.3 million and goodwill impairment charge of $29.6 million.

•	Net Loss: Net loss for Q3 2022 was $85.3 million, compared with a net loss of $13.2 million in Q3 2021. In addition to the changes in the operating loss and goodwill impairment, the year over year increase in net loss was due to a $23.4 million decline in non-cash debt modification and extinguishment gain.
•	EBITDA(5): EBITDA for Q3 2022 was ($24.7) million compared to $49.1 million in Q3 2021. EBITDA margin for Q3 2022 was (9.4%) compared to 17.6% in Q3 2021.
•	Adjusted EBITDA(6): Adjusted EBITDA for Q3 2022 was $31.8 million, a decrease of 12.5% compared to $36.4 million in Q3 2021. Adjusted EBITDA margin for Q3 2022 was 12.1%, a decrease of 98 basis points from 13.0% in Q3 2021 and down from 13.7% in Q2 2022.

•	Capital Expenditures: Capital expenditures for Q3 2022 were 1.7% of revenue compared to 1.3% of revenue in Q3 2021.

Maintaining financial flexibility: Raised a total of $67.6 million in gross proceeds from equity offerings in Q3 2022. Total debt(7) increased by $18.6 million compared to Q2 2022.

Below are the notes referenced above:
(1) Total Contract Value
(2) Digital Mailroom
(3) Represents revenue from exiting contracts and statements of work with certain customers that we believe was unpredictable, non-recurring and were not a strategic fit to Company’s long-term success or unlikely to achieve the Company’s long-term target margins.

(4) In late June 2022, the Company experienced a network security incident impacting certain of the Company’s operational and information technology systems. The Company immediately took steps to isolate the impact and prevent additional systems from being affected, including taking large parts of its network offline as a precaution and thereby disrupting some access to our applications and services by our employees and customers. The Company’s systems recovery efforts are complete, and the Company’s operations are fully functional, however, the incident did result in some loss of revenue in the end of the second quarter and in the third quarter as well as certain incremental costs, some of which is expected to continue.
(5) EBITDA is a non-GAAP measure. A reconciliation of EBITDA to Net Loss determined in accordance with GAAP is attached to this release.
(6) Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA to Net Loss determined in accordance with GAAP is attached to this release.
(7) Total debt includes all long-term debt and interest-bearing current liabilities

Earnings Conference Call and Audio Webcast
Exela will host a conference call to discuss its third quarter 2022 financial results at 6:00 PM ET on November 14, 2022.   To access this call, dial 833-255-2831 or +1-412-902-6724 (international).

A replay will be available through November 21, 2022 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 7071365. A replay will also be archived on the Exela investor relations website at http://investors.exelatech.com.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

About Exela
Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and approximately 16,500 employees operating in 21 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team.  Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation the network outage described in this press release and those discussed under the heading “Risk Factors” in our Annual Report and in subsequent filings with the Securities and Exchange Commission. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:
Vincent Kondaveeti
E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin
E: IR@exelatech.com

Source: Exela Technologies, Inc.

$ in million	Q3-2022	Q3-2021	Increase (Decrease) YoY ($ mn)	Increase (Decrease) YoY (%)		Q2-2022	Increase (Decrease) QoQ ($ mn)	Increase (Decrease) QoQ (%)
Information and Transaction Processing Solutions	185.3	208.3	(23.0)	(11.0)%		190.0	(4.7)	(2.5)%
Healthcare Solutions	61.0	54.0	7.0	13.0%		56.4	4.6	8.2%
Legal and Loss Prevention Services	17.8	16.9	0.9	5.3%		20.4	(2.6)	(12.7)%
Total Revenue	264.0	279.2	(15.2)	-5.4%		266.8	(2.7)	-1.0%

Gross profit	46.2	67.5	(21.3)	(31.6)%		49.5	(3.3)	(6.7)%
Gross profit margin	17.5%	24.2%	(6.7)%	-668	bps	18.6%	(1.1)%	-106	bps

SG&A	44.4	43.2	1.1	2.6%		50.2	(5.8)	(11.6)%

Operating (loss) income	(47.5)	2.4	(49.9)	(2066.1)%		(20.9)	(26.6)	127.4%
Operating margin	(18.0)%	0.9%	(18.9)%	-1885	bps	(7.8)%	(10.2)%	-1016	bps

Net income (loss)	(85.3)	(13.2)	(72.1)	545.4%		(79.2)	(6.1)	7.7%
Net income margin	(32.3)%	(4.7)%	(27.6)%	-2757	bps	(29.7)%	(2.6)%	-261	bps

EBITDA	(24.7)	49.1	(73.8)	(150.4)%		(17.6)	(7.1)	40.2%
EBITDA Margin	(9.4)%	17.6%	(26.9)%	-2694	bps	(6.6)%	(2.8)%	-275	bps

Adjusted EBITDA	31.8	36.4	(4.6)	-12.5%		36.5	(4.6)	-12.7%
Adjusted EBITDA margin	12.1%	13.0%	(1.0)%	-98	bps	13.7%	(1.6)%	-161	bps

Reconciliation of Non-GAAP Financial Measures to GAAP Measures

Non-GAAP constant currency revenue reconciliation

	Three months ended
($ in millions)	30-Sep-22	30-Sep-21	30-Jun-22
Revenues, as reported (GAAP)	$264.0	$279.2	$266.8
Foreign currency exchange impact (1)	7.0		6.2
Revenues, at constant currency (Non-GAAP)	$271.1	$279.2	$273.0

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months and nine months ended September 30, 2021, to the revenues during the corresponding period in 2022.

Reconciliation of Adjusted EBITDA

	Three months ended
($ in millions)	30-Sep-22	30-Sep-21	30-Jun-22
Net loss (GAAP)	$(85.3)	$(13.2)	$(79.2)
Interest expense	40.9	41.8	42.3
Taxes	1.9	1.4	1.3
Depreciation and amortization	17.7	19.1	18.0
EBITDA (Non-GAAP)	$(24.7)	$49.1	$(17.6)
Transaction and integration costs	4.1	1.9	8.6
Gain / loss on derivative instruments	(1.1)	-	-
Other Charges / (gains)	47.2	(19.3)	38.9
Sub-Total (Adj. EBITDA before O&R)	$25.6	$31.7	$29.9
Optimization and restructuring expenses	6.3	4.7	6.6
Adjusted EBITDA (Non-GAAP)	$31.8	$36.4	$36.5

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

(in thousands of United States dollars except share and per share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
		(Restated)
Assets
Current assets
Cash and cash equivalents	$10,401	$20,775
Restricted cash	34,402	27,285
Accounts receivable, net of allowance for doubtful accounts of $5,930 and $6,049, respectively	93,600	184,102
Related party receivables and prepaid expenses	504	715
Inventories, net	17,234	15,215
Prepaid expenses and other current assets	28,551	31,799
Total current assets	184,692	279,891
Property, plant and equipment, net of accumulated depreciation of $201,650 and $196,683, respectively	68,788	73,449
Operating lease right-of-use assets, net	44,943	53,937
Goodwill	328,071	358,323
Intangible assets, net	211,659	244,539
Deferred income tax assets	1,279	2,109
Other noncurrent assets	25,839	24,775
Total assets	$865,271	$1,037,023

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$80,783	$61,744
Related party payables	1,698	1,484
Income tax payable	1,178	3,551
Accrued liabilities	52,795	113,519
Accrued compensation and benefits	52,925	60,860
Accrued interest	29,430	10,075
Customer deposits	18,278	17,707
Deferred revenue	15,681	16,617
Obligation for claim payment	50,780	46,902
Current portion of finance lease liabilities	4,902	6,683
Current portion of operating lease liabilities	13,127	15,923
Current portion of long-term debts	195,043	236,775
Total current liabilities	516,620	591,840
Long-term debt, net of current maturities	909,506	1,012,452
Finance lease liabilities, net of current portion	7,276	9,156
Pension liabilities, net	23,165	28,383
Deferred income tax liabilities	14,046	11,594
Long-term income tax liabilities	2,757	3,201
Operating lease liabilities, net of current portion	34,573	41,170
Other long-term liabilities	4,888	5,999
Total liabilities	1,512,831	1,703,795
Commitments and Contingencies (Note 8)

Stockholders' equity (deficit)
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 80,173,342 shares issued and 80,050,757 shares outstanding at September 30, 2022 and 13,382,333 shares issued and 13,259,748 shares outstanding at December 31, 2021	142	37
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at September 30, 2022 and December 31, 2021, respectively
Series A Preferred Stock, 2,778,111 shares issued and outstanding at September 30, 2022 and December 31, 2021	1	1
Series B Preferred Stock, 3,029,900 shares issued and outstanding at September 30, 2022 and 0 shares issued and outstanding at December 31, 2021	-	-
Additional paid in capital	1,072,322	838,853
Less: Common Stock held in treasury, at cost; 122,585 shares at September 30, 2022 and December 31, 2021	(10,949)	(10,949)
Equity-based compensation	56,676	56,123
Accumulated deficit	(1,753,865)	(1,532,428)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(2,875)	(7,463)
Unrealized pension actuarial losses, net of tax	(9,012)	(10,946)
Total accumulated other comprehensive loss	(11,887)	(18,409)
Total stockholders' deficit	(647,560)	(666,772)
Total liabilities and stockholders' deficit	$865,271	$1,037,023

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2022 and 2021

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$264,038	$279,229	$810,206	$872,294
Cost of revenue (exclusive of depreciation and amortization)	217,842	211,731	658,623	653,398
Selling, general and administrative expenses (exclusive of depreciation and amortization)	44,369	43,244	137,604	121,519
Depreciation and amortization	17,737	19,094	53,942	58,113
Impairment of goodwill and other intangible assets	29,565	-	29,565	-
Related party expense	2,016	2,744	6,189	7,199
Operating profit (loss)	(47,491)	2,416	(75,717)	32,065
Other expense (income), net:
Interest expense, net	40,897	41,757	122,928	127,755
Debt modification and extinguishment costs (gain), net	(4,696)	(28,070)	4,305	(28,070)
Sundry expense (income), net	781	136	347	(438)
Other expense (income), net	(1,115)	366	12,419	1,169
Net loss before income taxes	(83,358)	(11,773)	(215,716)	(68,351)
Income tax expense	(1,924)	(1,441)	(5,721)	(3,430)
Net loss	$(85,282)	$(13,214)	$(221,437)	$(71,781)
Dividend equivalent on Series A Preferred Stock related to beneficial conversion feature
Cumulative dividends for Series A Preferred Stock	(908)	(822)	(2,648)	(724)
Cumulative dividends for Series B Preferred Stock	(1,136)	-	(2,528)	-
Net loss attributable to common stockholders	$(87,326)	$(14,036)	$(226,613)	$(72,505)
Loss per share:
Basic and diluted	$(1.38)	$(1.86)	$(6.41)	$(16.49)

Exela Technologies, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

For the nine months ended September 30, 2022 and 2021

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net loss	$(221,437)	$(71,781)
Adjustments to reconcile net loss
Depreciation and amortization	53,942	58,113
Original issue discount and debt issuance cost amortization	10,383	11,684
Debt modification and extinguishment costs (gain), net	(1,803)	(28,070)
Impairment of goodwill and other intangible assets	29,565	-
Provision for doubtful accounts	704	2,427
Deferred income tax provision	2,492	484
Share-based compensation expense	694	1,519
Unrealized foreign currency losses	(1,503)	(604)
Loss (Gain) on sale of assets	548	(112)
Fair value adjustment for interest rate swap	-	(125)
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	83,282	14,440
Prepaid expenses and other assets	(6,910)	(4,329)
Accounts payable and accrued liabilities	(37,004)	(57,433)
Related party payables	426	604
Additions to outsource contract costs	(330)	(405)
Net cash used in operating activities	(86,951)	(73,588)

Cash flows from investing activities
Purchase of property, plant and equipment	(14,208)	(6,950)
Additions to patents	(15)	-
Additions to internally developed software	(2,710)	(951)
Proceeds from sale of assets	194	4,252
Net cash used in investing activities	(16,739)	(3,649)

Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	-	25,065
Proceeds from issuance of Common Stock from at the market offerings	245,073	249,169
Dividend paid on Series B Preferred Stock	(2,532)	-
Repurchases of Common Stock for retirement	(487)	-
Cash paid for equity issuance costs from at the market offerings	(8,480)	(9,060)
Borrowings under factoring arrangement and Securitization Facility	93,867	102,141
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(186,245)	(105,112)
Cash paid for withholding taxes on vested RSUs	(138)	-
Lease terminations	3	(125)
Cash paid for debt issuance costs	(7,125)	-
Principal payments on finance lease obligations	(4,342)	(8,446)
Borrowings from senior secured revolving facility and BRCC revolver	20,000	3,000
Repayments on senior secured revolving facility	(49,477)	(55)
Proceeds from issuance of 2026 Notes	80,620	-
Borrowings from other loans	7,500	8,537
Cash paid for debt repurchases	(4,712)	(58,607)
Repayment of BRCC term loan	(59,209)	-
Principal repayments on senior secured term loans and other loans	(22,829)	(28,512)
Net cash provided by financing activities	101,487	177,995
Effect of exchange rates on cash	(1,054)	(78)
Net increase (decrease) in cash and cash equivalents	(3,257)	100,680
Cash, restricted cash, and cash equivalents
Beginning of period	48,060	70,309
End of period	$44,803	$170,989
Supplemental cash flow data:
Income tax payments, net of refunds received	$5,267	$2,766
Interest paid	93,405	137,862
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	958	2,754
Leasehold improvements funded by lessor	-	125
Accrued capital expenditures	1,916	2,495